CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 1 on Form F-3 to Form F-1 of our reports dated March 22, 2006 relating to the financial statements, which appear in Navios Maritime Holdings Inc.'s Annual Report on Form 20-F for the fiscal year ended December 31, 2005. We also consent to the reference to us under the heading ‘‘Experts’’ in such Registration Statement.

PricewaterhouseCoopers S.A.
Athens, Greece
October 10, 2006

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